UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2009

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
 (Address of Principal Executive Offices, Zip Code)

011) (972) (2) 5001128
(Registrant's Telephone Number, Including Area Code)

Not applicable
-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8– Other Events

Item 8.01 Other Events

Pursuant to the Consulting Agreement (the “Consulting Agreement”) dated April 1, 2009, between Suspect Detection Systems, Inc., a Delaware corporation (the “Registrant”), and L.A. Investments Ltd. (the “Consultant”), the Consultant agreed to render assistance and advice to the Registrant relating to capitalization and financing of the Registrant. The Consulting Agreement is for a term of 3 year, commencing on April 1, 2009. In consideration for such services, the Registrant agreed to compensate the Consultant in the amount of $6,500 quarterly, commencing on April 1, 2009.

In addition, the Registrant agreed to issue to the Consultant warrants to purchase an aggregate of 1,800,000 shares of the Registrant’s common stock. On each of April 1, 2009, September 1, 2009, March 1, 2010, and September 1, 2010, provided that the Consulting Agreement is still in force, the Registrant shall issue a warrant to purchase 450,000 shares of the Registrant’s common stock. Each common stock purchase warrant entitles the Consultant to purchase 1 share of the Registrant’s common stock at an exercise price of $0.15 per share and is exercisable for a period of 2 years.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.     Not applicable
(b) Pro forma financial information.                         Not applicable
(c) Exhibits

Exhibit 4.1	Warrant Agreement issued to L.A. Investments Ltd.

Exhibit 10.6	Consultant Agreement, dated April 1, 2009, between Suspect Detection Systems Inc. and L.A. Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Asher Zwebner
Name:	Asher Zwebner
Title:	Chief Executive Officer, Chief Financial Officer
and Director

Date:  April 23, 2009